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                                                                   EXHIBIT (11)


                             WALL DATA INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE




                                                      THREE MONTHS ENDED
                                                          MARCH 31,
                                                     1998           1997
                                                   ----------    ----------
      Average shares outstanding                    9,771,542     9,137,894
      Effect of dilutive stock options                183,093       605,739
                                                   ----------    ----------
      Total weighted average shares outstanding     9,954,635     9,743,633
                                                   ==========    ==========

      Net income                                   $  634,000    $3,458,000
                                                   ==========    ==========

      Earnings per share - basic                   $     0.06    $     0.38
                                                   ==========    ==========

      Earnings per share - assuming dilution       $     0.06    $     0.35
                                                   ==========    ==========